Exhibit 10.3

Form of Amendment to No. 1 to the Employment Agreement

WHEREAS, Kraton Polymers LLC (the “Company”), a Delaware limited liability company, which is a wholly owned subsidiary of Polymer Holdings LLC and      (the “Executive”) are parties to an Employment Agreement dated      (the “Employment Agreement”),

WHEREAS, the parties desire to amend the Employment Agreement in the manner set forth below;

RESOLVED, that the Employment Agreement be, and hereby is amended to provide a new Section 11(m) as follows:

m. Section 409A. If the Company reasonably determines that certain provisions of the Agreement may result in a violation of Section 409A of the Internal Revenue Code, then the Company may make reasonable modifications to the Agreement without the Executive’s consent, to attempt to comply with Section 409A and avoid the excise taxes that may be imposed thereunder without giving rise to any claim that such modification adversely affected Executive’s rights under the Agreement.

IN WITNESS WHEREOF, the parties have executed this Amendment, effective as of      , 2006.

KRATON POLYMERS LLC	[NAME]

By:

Title: